UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2019
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The NASDAQ Stock Market LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 1, 2019, Pilgrim’s Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:
1. The election of six JBS Directors to the Board of Directors.
2. The election of three Equity Directors to the Board of Directors.
3. A stockholder advisory vote on executive compensation.
4. Approval of the Pilgrim's Pride Corporation 2019 Long Term Incentive Plan.
5. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2019.
6. A vote on a stockholder proposal to provide a report regarding the reduction of water pollution.
7. A vote on a stockholder proposal to provide a report on human rights due diligence.

Board of Director Election Results
The stockholders of the Company elected all of the Company’s nine nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Gilberto Tomazoni	214,091,798	21,057,794	7,757,179
Denilson Molina	214,524,774	20,624,818	7,757,179
Wallim Cruz De Vasconcellos Junior	233,226,487	1,923,105	7,757,179
Vincent Trius	221,409,004	13,740,588	7,757,179
Andre Nogueira de Souza	214,092,109	21,057,483	7,757,179
Farha Aslam	221,345,913	13,803,679	7,757,179
Michael L. Cooper	233,295,454	1,854,138	7,757,179
Charles Macaluso	233,234,741	1,914,477	7,757,179
Arquimedes A. Celis	234,437,376	711,767	7,757,179
Say on Pay Results
The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
217,691,230	17,390,524	67,838	7,757,179
Pilgrim's Pride Corporation 2019 Long Term Incentive Plan Approval Results
The stockholders voted for the approval of the Pilgrim's Pride Corporation 2019 Long Term Incentive Plan (“2019 LTIP”). The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
230,414,036	4,686,780	48,776	7,757,179
Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm Results
The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2019 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain
242,546,671	314,991	45,109

Stockholder Proposal to Provide a Report Regarding the Reduction of Water Pollution

The stockholders voted against the Board of Directors providing a report regarding the reduction of water pollution.

For	Against	Abstain	Broker Non-Votes
33,972,103	199,842,054	1,335,435	7,757,179
Stockholder Proposal to Provide a Report on Human Rights Due Diligence
The stockholders voted against the Board of Directors providing a report on human rights due diligence.

For	Against	Abstain	Broker Non-Votes
28,948,346	204,870,392	1,330,854	7,757,179
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pilgrim's Pride Corporation 2019 Long Term Incentive Plan
On May 1, 2019, at the Annual Meeting of the Company, the stockholders approved the 2019 LTIP. A description of the material terms and conditions of the 2019 LTIP is included in “Proposal 4: Approval of the Pilgrim’s Pride Corporation 2019 Long Term Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 5, 2019 (the “Proxy Statement”) and is incorporated herein by reference. The 2019 LTIP is attached as Annex A to the Proxy Statement.
Incentive Compensation
On May 1, 2019, the Compensation Committee and the Board of Directors approved the following equity incentive grants to Mr. Sandri: (1) a grant of 100,000 service-based restricted stock units (“RSUs”) under the Company’s Long Term Incentive Plan (“LTIP”), which will vest on July 1, 2020, subject to continuous employment and (2) a grant of performance-based restricted stock units (“PSUs”) under the LTIP with a target opportunity equal to 120,000 PSUs, which will vest, if at all, based upon the achievement of pre-established performance goals for the three-year performance period from January 1, 2019 through December 31, 2021. The vested PSUs will settle in equal one-third installments on each of July 1, 2022, July 1, 2023 and July 1, 2024, subject to continuous employment and compliance with restrictive covenants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 3, 2019	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer